UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011 (June 10, 2011)

FREESCALE SEMICONDUCTOR

HOLDINGS I, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

8.05% Senior Notes Due 2020

On June 10, 2011, Freescale Semiconductor, Inc. (“Freescale”), a wholly-owned indirect subsidiary of Freescale Semiconductor Holdings I, Ltd. (the “Company”), issued $750 million aggregate principal amount of its 8.05% Senior Notes due 2020 at an issue price of 98% of the principal amount of the notes (the “Notes”), in a private placement to “qualified institutional buyers” in the United States as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes mature on February 1, 2020 and bear interest at a rate of 8.05% per annum, payable semi-annually on February 1 and August 1 of each year, commencing on February 1, 2012.

All of the proceeds from the offering, together with cash on hand, are being used to redeem an aggregate of $750 million of Freescale’s outstanding senior unsecured notes due 2014 and to pay related fees and expenses.

Indenture

The Notes were issued pursuant to an indenture, dated as of June 10, 2011 (the “Indenture”), among Freescale, certain direct and indirect parent companies, including the Company, certain subsidiaries of Freescale (together the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes are guaranteed, jointly and severally, by the Guarantors on a senior unsecured basis.

Freescale may redeem the Notes, in whole or in part, at any time prior to June 1, 2015 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus the applicable “make-whole” premium, as described in the Indenture. Freescale may redeem the Notes, in whole or in part, at any time on or after June 1, 2015 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus a premium declining over time as set forth in the Indenture. In addition, at any time on or prior to June 1, 2014, Freescale may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings, as described in the Indenture. If Freescale experiences certain change of control events, Note holders may require it to repurchase all or part of their Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of Freescale, certain parent guarantors and restricted subsidiaries to, among other things, incur or guarantee additional indebtedness or issue preferred stock; pay dividends and make other restricted payments; incur restrictions on the payment of dividends or other distributions from restricted subsidiaries; create or incur certain liens; make certain investments; transfer or sell assets; engage in transactions with affiliates; and merge or consolidate with other companies or transfer all or substantially all of its assets. These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture also provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants and cross acceleration provisions. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 which is incorporated herein by reference.

Registration Rights Agreement

On June 10, 2011, in connection with the issuance of the Notes, Freescale entered into a registration rights agreement (the “Registration Rights Agreement”) among Freescale, the Guarantors, including the Company, and Barclays Capital Inc., as Initial Purchaser. Under the Registration Rights Agreement, Freescale has agreed to use commercially reasonable efforts to file an exchange offer registration statement or, under specific circumstances, a shelf registration statement with the Securities and Exchange Commission. Pursuant to such exchange offer registration statement, Freescale will issue, in exchange for tendered Notes, registered securities containing terms substantially identical in all material respects to the Notes.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed herewith as Exhibit 4.3 which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 14, 2011, Freescale delivered to the holders of its 10.125% Senior Secured Notes Due 2018 (the “Notes”) notice that it will redeem $86,898,000 aggregate principal amount of the Notes. The redemption date is July 14, 2011 (the “Redemption Date”). The redemption of the Notes is being funded by proceeds from the exercise of the over-allotment option by the representatives of the underwriters of the Company’s initial public offering, which over-allotment closed on June 14, 2011. The redemption price for the Notes is 110.125% of the outstanding aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date. The Notes shall be redeemed pro rata in amounts of $2,000 or whole multiples of $1,000 in excess thereof, and no Note of less than $2,000 shall be redeemed. Upon surrender of a Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 10, 2011, by and among Freescale, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Notes.

4.2	Form of 8.05% Senior Note (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 10, 2011, by and among Freescale, the Guarantors party thereto and Barclays Capital Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: June 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 10, 2011, by and among Freescale, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Notes.

4.2	Form of 8.05% Senior Note (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 10, 2011, by and among Freescale, the Guarantors party thereto and Barclays Capital Inc.